Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Transpro, Inc. of our report dated January 31, 2005, except for the Restatement described in Note 1, as to which the date is April 29, 2005, relating to the financial statements of The Aftermarket Business of Modine Manufacturing Company, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Chicago, Illinois
April 29, 2005